Exhibit 99.1

NEWS RELEASE
November 1, 2021
CONTACT: Kent Yee
Senior Vice President CFO
713-996-4700 – www.dxpe.com
THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES APPOINTS KAREN HOFFMAN TO BOARD OF DIRECTORS

Houston, TX, — November 1, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that its board of directors has appointed Karen Hoffman, 43, an independent member of its Board of Directors, effective today. Mrs. Hoffman will serve as a director until the company’s annual shareholders meeting, whereby she will stand for re-election.

“We are thrilled to welcome Karen to our Board of Directors,” said David Little, Chairman of DXP. “Karen’s diverse and deep experience at a Big 3 accounting firm and Transocean, as well as her broad business background, will be an asset to DXP as we continue our growth.”

“Karen is a seasoned energy industry executive with impressive experience. Her insights across the energy industry, Big 3 accounting experience, and leadership development will be relevant as we continue our growth and scale. We are also excited to increase the diversity of our board. We look forward to her bringing this knowledge and business insight into the DXP boardroom, said David Little, Chief Executive Officer. “We are pleased to welcome Karen to the DXP Board.”

Mrs. Hoffman brings more than 19 years of leadership experience in the tax accounting and energy space to DXP. She is currently the Global Tax Director for Transocean Ltd. Prior to that, she was at PricewaterhouseCoopers LLP. Mrs. Hoffman graduated with a B.A. from The University of Texas in Business Administration and a Masters in Professional Accounting from the graduate division. Mrs. Hoffman is a Certified Public Accountant.

“Karen is a proven leader and team builder. I am pleased to add her voice to our growing, strong board of directors. I look forward to working with her, the rest of our board, and the management team as we continue to drive results for our customers, vendors, employees and shareholders,” added Kent Yee, CFO.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production (“MROP”) services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP’s breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.